EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Wilshire Mutual Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Wilshire Mutual Funds, Inc. for the period ended June 30, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Wilshire Mutual Funds, Inc. for the stated period.

Chief Executive Officer	Chief Financial Officer

Wilshire Mutual Funds, Inc.	Wilshire Mutual Funds, Inc.

/s/ Jason A. Schwarz	/s/ Michael Wauters
Jason A. Schwarz	Michael Wauters
President and Principal Executive Officer	Treasurer and Principal Financial Officer and Principal Accounting Officer

Date:	8/31/2022	Date:	8/31/2022

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Wilshire Mutual Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.